UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2023 (February 15, 2023)

BYTE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

445 Park Avenue, 9th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 969-9250

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	BYTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BYTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BYTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, Danny Yamin, a member of the board of directors (the “Board”) of Byte Acquisition Corp., a Cayman Islands exempted company (the “Company”), resigned as a director of the Board. Mr. Yamin’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices. Mr. Yamin was not a member of any committees of the Board.

Simultaneously with Mr. Yamin’s resignation, the Board elected Sam Gloor to serve as a member of the Board. Mr. Gloor will also continue to act as the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Gloor will not serve on any committees of the Board.

Sam Gloor, 36, has been our Chief Financial Officer since January 2021 and our Chief Executive Officer since November 2022. Mr. Gloor is an experienced investment banker that has transacted in the TMT, consumer, healthcare, industrial, oil & gas and specialty finance verticals. Since November 2020, Mr. Gloor has been the Founder and Managing Member of Sagara Group, LLC, where he specializes in strategic consulting and business services for growth-stage companies, alternative asset managers and others. From October 2018 to August 2020, Mr. Gloor was a member of the Financial Institutions Group at Nomura specializing in SPAC and Specialty Finance investment banking. From November 2014 to September 2018, Mr. Gloor was a member of the Advisory & Financing Group at Societe Generale Corporate & Investment Banking, where he provided event-driven bridge and term lending and capital structure advisory services to blue-chip corporate clients and completed several prominent financing transactions supporting M&A and corporate actions. Mr. Gloor received an M.Sc. in Accounting and Finance from the London School of Economics and Political Science in London, United Kingdom and a BBA from the Norwegian Business School in Oslo, Norway.

Mr. Gloor is not party to any arrangement or understanding with any person pursuant to which he was elected as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYTE ACQUISITION CORP.

	By:	/s/ Sam Gloor
		Name:	Sam Gloor
		Title:	Chief Executive Officer and Chief Financial Officer

Date: February 22, 2023

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